Exhibit 99.13

DATED [•] 2014

WT FINANCE (AUST) PTY LIMITED

(ABN 16 108 806 711)

WESTFIELD FINANCE (AUST) LIMITED

(ABN 37 093 642 865)

WFA FINANCE (AUST) PTY LIMITED

(ABN 41 108 802 384)

WESTFIELD UK & EUROPE FINANCE PLC

(Registered number 8094102)

WT FINANCE (NZ) LIMITED

(Registered number 1528068)

WESTFIELD FINANCE (NZ) LIMITED

(Registered number 1527864)

WESTFIELD HOLDINGS LIMITED

(ABN 66 001 671 496)

WESTFIELD MANAGEMENT LIMITED

(ABN 41 001 670 579)

WESTFIELD AMERICA MANAGEMENT LIMITED

(ABN 66 072 780 619)

WEA FINANCE LLC

DEUTSCHE TRUSTEE COMPANY LIMITED

as Trustee

DEED OF AMENDMENT

RELATING TO THE THIRD SUPPLEMENTAL TRUST

DEED DATED

27 JUNE 2012 IN RESPECT OF THE

£450,000,000 GUARANTEED 4.25% NOTES

DUE 11 JULY 2022

ISSUED UNDER A U.S.$10,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

CONTENTS

CLAUSE		PAGE
1.	INTERPRETATION	2
2.	AMENDMENTS TO THE TRUST DEED	2
3.	COUNTERPARTS	4
4.	GOVERNING LAW AND JURISDICTION	4

THIS DEED OF AMENDMENT is made on [•] 2014

BETWEEN:

(1)	WT FINANCE (AUST) PTY LIMITED, ABN 16 108 806 711, a company incorporated with limited liability in Australia (WT Finance);

(2)	WESTFIELD FINANCE (AUST) LIMITED, ABN 37 093 642 865, a company incorporated with limited liability in Australia (WFAL);

(3)	WFA FINANCE (AUST) PTY LIMITED, ABN 41 108 802 384, a company incorporated with limited liability in Australia (WFAF);

(4)	WESTFIELD UK & EUROPE FINANCE PLC, registered number 8094102, a company incorporated with limited liability in England and Wales (WUKEF);

(5)	WT FINANCE (NZ) LIMITED, incorporated and registered in New Zealand with registered number 1528068 (WT Finance NZ);

(6)	WESTFIELD FINANCE (NZ) LIMITED, incorporated and registered in New Zealand with registered number 1527864 (WFNZ and, together with WT Finance, WFAL, WFAF, WUKEF, and WT Finance NZ, each in their capacity as issuers of any Notes, the Issuers (each an Issuer));

(7)	WESTFIELD HOLDINGS LIMITED, ABN 66 001 671 496, a company incorporated with limited liability in Australia (WHL);

(8)	WESTFIELD MANAGEMENT LIMITED, ABN 41 001 670 579, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746 (WML);

(9)	WESTFIELD AMERICA MANAGEMENT LIMITED, ABN 66 072 780 619, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST, ARSN 092 058 449 (WAML and, together with WHL and WML, the Parent Guarantors (each a Parent Guarantor));

(10)	WEA FINANCE LLC, file number 3797582, a company formed with limited liability in the State of Delaware, United States of America (WEA Finance); WEA Finance and each of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ which is not specified as an Issuer of a particular Series of Notes (the Subsidiary Guarantors and each a Subsidiary Guarantor and, together with the Parent Guarantors, the Guarantors and each a Guarantor); and

(11)	DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (the Trustee), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of this Trust Deed as trustee for the Noteholders, Receiptholders and Couponholders (each as defined in the Trust Deed).

WHEREAS:

(A) The Issuers established a Euro Medium Term Note Programme pursuant to which the Issuers may issue from time to time issue notes (the Programme). Notes up to a maximum nominal amount from time to time outstanding of U.S.$10,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the said Programme.

(B) In connection with the Programme, the Issuers, the Guarantors and the Trustee entered into a trust deed dated 17 December 2007 as supplemented by the First Supplemental Trust Deed dated 12 June 2009, the Second Supplemental Trust Deed dated 12 May 2010 and the Third Supplemental Trust Deed dated 27 June 2012 (the 2012 Trust Deed) (as amended by this Deed of Amendment and as may be further amended or supplemented from time to time, the Trust Deed).

(C) On 11 July 2012, the Issuers issued the £450,000,000 4.25 per cent. Notes due 11 July 2022 (the Notes).

(D) The Issuers, the Guarantors and the Trustee wish to amend the Trust Deed insofar as it relates to the terms and conditions of the Notes.

(E) By a notice to the Noteholders dated 24 February 2014 (the Notice of Meeting), a meeting (the Meeting) of the Noteholders was convened and was held on 25 March 2014 to consider the proposal (the Proposal) set out in a solicitation memorandum dated 24 February 2014 to the Noteholders to give certain waivers and to make certain modifications to these presents.

(F) At the Meeting the Noteholders duly passed the Extraordinary Resolution set out in the Notice of Meeting to approve the Proposal and its implementation in accordance with the provisions of these presents.

(G) The draft deed of amendment referred to in the Extraordinary Resolution was a draft of this Deed of Amendment.

NOW THIS DEED OF AMENDMENT WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.	INTERPRETATION

Save where the contrary is indicated or the context otherwise requires, terms defined in the Trust Deed shall bear the same meaning in this Deed of Amendment.

2.	AMENDMENTS TO THE TRUST DEED

For the purposes of the terms and conditions of the Notes, in Schedule 3 (Terms and Conditions of the Notes) to the 2012 Trust Deed, Condition 8 shall be modified by the insertion of new Condition 8.11 at the end thereof:

“8.11 Early Redemption at Issuer’s Option and Mandatory Redemption on or after the Restructure Effective Date

The Issuer:

(a)	may at any time, having given not less than 14 days’ notice nor more than 60 days’ notice to the Noteholders in accordance with Condition 16 (which notice shall be irrevocable) redeem all or, from time to time, some only of the Notes at the Redemption Amount together with accrued, and unpaid, interest up to (but excluding) the date of redemption; and

(b)	shall, if the Restructure Effective Date occurs, as soon as practicable after the Restructure Effective Date, having given not less than 14 days’ notice nor more than 60 days’ notice to the Noteholders in accordance with Condition 16 (which notice shall be irrevocable) redeem all, but not some only, of the Notes at the Redemption Amount together with accrued, and unpaid, interest up to (but excluding) the date of redemption.

Notwithstanding the provisions of Condition 16, until such time as any definitive Notes are issued and for so long as all of the Notes are represented by one or more Global Notes held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, there shall be no requirement for the Issuer to give notice of a redemption of Notes under this Condition 8.11 to the Noteholders by publication in a leading English language daily newspaper of general circulation in London, and delivery of any such notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the Noteholders shall be deemed to have been given to the Noteholders on the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

In connection with any redemption of some only of the Notes pursuant to paragraph (a) above:

(a)	the Notes to be redeemed shall be in an aggregate amount for all Notes redeemed of an outstanding principal amount of at least £50,000,000 and in an integral multiple of £10,000,000; and

(b)	the Notes to be redeemed shall be selected by lot in such place as the Trustee may approve and in such manner as the Trustee deems fair; and

(c)	a list of Notes selected for redemption will be published in accordance with Condition 16 not less than 14 days nor more than 60 days before the date fixed for redemption, together with a list of those Notes (if any) previously called for redemption but which remain to be surrendered for redemption and stating the principal amount of Notes that will remain outstanding after such redemption;

provided that for so long as all of the Notes are represented by one or more Global Notes, no drawing of Notes will be required and Notes to be redeemed shall be selected in accordance with the rules and procedures of Euroclear and/or Clearstream, Luxembourg.

In this Condition 8.11:

Proposed Restructuring means the proposed restructuring of Westfield Group by demerging Westfield Group’s Australian and New Zealand business from Westfield Group’s international business and the proposed merger of Westfield Group’s Australian and New Zealand business with Westfield Retail Trust to create two new entities listed on the Australian Securities Exchange to be known as:

(a)	Westfield Corporation – comprising Westfield Group’s international business; and

(b)	Scentre Group – comprising the merged Australian and New Zealand business of Westfield Group with Westfield Retail Trust, as more fully described in the Solicitation Memorandum prepared by the Parent Guarantors dated 24 February 2014.

Restructure Effective Date means the date the Supreme Court of New South Wales approves the scheme of arrangement of Westfield Holdings Limited in connection with the Proposed Restructuring.

Redemption Amount means, in respect of each Note a price equal to:

(a)	its principal amount, or, if higher,

(b)	that price (as reported in writing to the relevant Issuer and the Trustee by a financial adviser selected by the relevant Issuer and approved by the Trustee in writing and calculated in accordance with prevailing market practice in the reasonable opinion of such financial adviser) at which the Gross Redemption Yield on the Notes, if they were to be purchased at such price on the Relevant Record Date, is equal to the Reference Rate on that date prevailing at 10.00am (London time) on the Relevant Record Date plus 0.15 per cent.

Reference Rate means the Gross Redemption Yield on the 4.00 per cent. Treasury Stock 2022 while it is in issue, and thereafter such other United Kingdom Government Stock as reported in writing to the relevant Issuer and the Trustee by a financial adviser selected by the relevant Issuer and approved by the Trustee in writing, with the advice of three brokers and/or gilt edged market makers and/or such other persons operating in the gilt-edged market as the Trustee may approve.

Relevant Record Date means the third business day in London prior to the due date of redemption.

Gross Redemption Yield means the mid yield calculated on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for calculating Gilt Prices from Yields” page 5, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published 8/6/1998 and last updated on 16/3/05) (as supplemented, amended or replaced from time to time).

Westfield Group means Westfield Holdings Limited, Westfield Trust, Westfield America Trust and each of their controlled entities.

Westfield Retail Trust means Westfield Retail Trust 1 (ARSN 146 934 536), Westfield Retail Trust 2 (ARSN 146 934 652) and each of their controlled entities.”

3.	COUNTERPARTS

This Deed of Amendment may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed of Amendment by email attachment or telecopy shall be an effective mode of delivery.

4.	GOVERNING LAW AND JURISDICTION

The provisions of Clauses 36 (Governing Law) and 37 (Jurisdiction) of the 2012 Trust Deed shall apply mutatis mutandis to this Deed of Amendment as if such Clauses were set forth herein.

IN WITNESS whereof this Deed of Amendment has been executed as a deed by the Issuers, the Guarantors and the Trustee and delivered on the date and year first above written.

SIGNED as a DEED by	)
)
and by	)
)
acting by power of attorney	)
for and on behalf of each of:	)

WT FINANCE (AUST) PTY LIMITED

WESTFIELD FINANCE (AUST) LIMITED

WFA FINANCE (AUST) PTY LIMITED

WESTFIELD HOLDINGS LIMITED

WESTFIELD MANAGEMENT LIMITED, in its capacity as responsible entity and trustee of WESTFIELD TRUST

WESTFIELD AMERICA MANAGEMENT LIMITED, in its capacity as

responsible entity and trustee of WESTFIELD AMERICA TRUST

WEA FINANCE LLC

in the presence of:
Signature of witness

Name

Occupation

City/town of residence

EXECUTED as a DEED by	)
WT FINANCE (NZ) LIMITED	)
WESTFIELD FINANCE (NZ) LIMITED	)

each by its attorneys in the presence of:
Attorney

Signature of Witness

Name (please print)

Name (please print)

Attorney

Occupation

Name (please print)

City / Town of Residence

EXECUTED as a DEED	)
by its duly appointed attorneys	)
)
and	)
)
for WESTFIELD UK &	)
EUROPE FINANCE PLC	)

in the presence of:
Signature of witness

Name

Occupation

City/town of residence

THE COMMON SEAL of	)
DEUTSCHE TRUSTEE COMPANY	)
LIMITED was affixed to this deed	)
in the presence of:	)